UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________
FORM 8-K
_________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2023
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SOUNDHOUND AI, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-40193	85-1286799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 Betsy Ross Drive Santa Clara, CA	95054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 441-3200
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SOUN	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment	SOUNW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05    Costs Associated with Exit or Disposal Activities
On January 5, 2023, SoundHound AI, Inc. (“SoundHound,” the “Company,” “we,” “us” or “our”) announced a restructuring plan (the “Plan”) intended to reduce operating costs, improve operating margins, improve cash flows and accelerate the Company’s path to profitability. The Plan includes a reduction of the Company’s current workforce by approximately 40% and select office space reductions within certain markets. Decisions regarding the elimination of employees are subject to local law and consultation requirements in certain countries, as well as the Company’s business needs.
The Company estimates that it will incur approximately $4.5 million to $5.5 million in charges in connection with the Plan, of which the majority is expected to be incurred in the first quarter of 2023. These charges consist primarily of $4.4 million to $5.2 million in charges related to severance payments, employee benefits and share-based compensation; and $0.1 million to $0.3 million in exit charges associated with the office space reductions. Of the aggregate amount of charges that the Company estimates it will incur in connection with the Plan, the Company expects that approximately $2.0 million to $3.0 million will be in cash expenditures.
The estimates of the charges and expenditures that the Company expects to incur in connection with the Plan, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the timing of completion of the Plan and the expected costs and charges of the Plan. Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “commitments,” variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are based upon the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the risk that the restructuring costs and charges may be greater than anticipated; the risk that the Company’s restructuring efforts may adversely affect the Company’s internal programs and the Company’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that the Company’s restructuring efforts may negatively impact the Company’s business operations and reputation with or ability to serve customers; the risk that the Company’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated; and other risks and uncertainties included in the reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time, available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained herein speak only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01.    Financial Statement and Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2023	SoundHound AI, Inc.

	By:	/s/ Keyvan Mohajer
		Name:	Keyvan Mohajer
		Title:	Chief Executive Officer
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